Exhibit 21.1

Subsidiaries of the Company†

Zayo Group Holdings, Inc. is publicly held and has no parent.

Name of Subsidiary	State and/or Country of Incorporation or Organization
Zayo Group Australia Pty. Ltd.	Australia
upstreamNet Communications GmbH*	Austria
Zayo Infrastructure Belgium NV	Belgium
Allstream Business Inc.	Canada
Electric Lightwave Communications Inc.	Canada
Electric Lightwave Communications Holdings Inc.	Canada
Monarch Pathfinder Holdings Ltd.	Canada
Pathfinder Communications Partnership	Canada
Zayo Canada Inc.	Canada
Neocenter Est SARL*	France
Neocenter Ouest SAS*	France
NeoClyde SAS*	France
Resoptic SAS*	France
Serenisys SARL*	France
Zayo Enterprise France SASU	France
Zayo France SAS	France
Zayo Group France SAS	France
Zayo Infrastructure France SA*	France
Zayo Infrastructure Deutschland GmbH	Germany
Zayo Group (HK) Limited	Hong Kong
Emerald Bridge Fibres Limited*	Ireland
Zayo Infrastructure Europe Limited	Ireland
Zayo Infrastructure Ireland Limited	Ireland
MFN Japan KK	Japan
Zayo Infrastructure Nederland B.V.	Netherlands
Zayo Nederland B.V.	Netherlands
Zayo Singapore Pte. Ltd.	Singapore
Zayo Infrastructure Switzerland AG	Switzerland
Ego Holdings Limited	United Kingdom
FibreSpeed Limited	United Kingdom
Geo Metro Limited	United Kingdom
Geo Networks Limited	United Kingdom
Zayo (UK) Limited	United Kingdom
Zayo Group EU Limited	United Kingdom
Zayo Group International Limited	United Kingdom
Zayo Group UK Limited	United Kingdom
Zayo Infrastructure (UK) Limited	United Kingdom
Mountain Telecommunications of Arizona, Inc.	United States, Arizona
Castle Access, Inc.	United States, California
Abovenet Communications, LLC	United States, Delaware
Advanced TelCom, Inc.	United States, Delaware
Electric Lightwave Parent, Inc.	United States, Delaware
Electric Lightwave, LLC	United States, Delaware
Eschelon Telecom, Inc.	United States, Delaware
Latisys Corp.	United States, Delaware
Latisys Holdings Corp.	United States, Delaware
Mountain Telecommunications, Inc.	United States, Delaware
Zayo Capital, Inc.	United States, Delaware
Zayo Group, LLC	United States, Delaware
Zayo Professional Services, LLC	United States, Delaware

Eschelon Telecom of Arizona, Inc.	United States, Minnesota
Eschelon Telecom of Colorado, Inc.	United States, Minnesota
Eschelon Telecom of Minnesota, Inc.	United States, Minnesota
Eschelon Telecom of Nevada, Inc.	United States, Minnesota
Eschelon Telecom of Oregon, Inc.	United States, Minnesota
Eschelon Telecom of Utah, Inc.	United States, Minnesota
Eschelon Telecom of Washington, Inc.	United States, Minnesota
Integra Telecom of Minnesota, Inc.	United States, Minnesota
Scott-Rice Telephone Co.	United States, Minnesota
OneEighty Communications, Inc.	United States, Montana
OpticAccess LLC	United States, Nevada
X2 Telecom LLC	United States, Nevada
Allstream Business US, Inc.	United States, Oregon
Electric Lightwave Communications, Inc.	United States, Oregon
Integra Telecom of Idaho, Inc.	United States, Oregon
Integra Telecom of North Dakota, Inc.	United States, Oregon
Integra Telecom of Oregon, Inc.	United States, Oregon
Integra Telecom of Utah, Inc.	United States, Oregon
Integra Telecom of Washington, Inc.	United States, Oregon
Oregon Telecom Inc.	United States, Oregon
Shared Communications Services, Inc.	United States, Oregon
United Communications, Inc.	United States, Oregon
Clearview International, LLC	United States, Texas
World Communications, Inc.	United States, Washington

†As of June 30, 2017

*Indicates a company that is not wholly owned directly or indirectly by Zayo Group Holdings, Inc.